UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

SIMPLICITY ESPORTS AND GAMING COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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[ ]	Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(4)	Proposed maximum aggregate value of transaction:

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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(4)	Date Filed:

SIMPLICITY ESPORTS AND GAMING COMPANY
7000 W. Palmetto Park Road, Suite 210

Boca Raton, Florida 33433

July 22, 2019

Dear Public Warrant Holders:

On behalf of the Board of Directors, you are cordially invited to attend a Special Meeting of Public Warrant Holders of Simplicity Esports and Gaming Company (“Simplicity”). The Special Meeting will be held on Sunday, August 18, 2019 at 10:00 a.m., Eastern Time, at the offices of Anthony L.G., PLLC, 625 N. Flagler Drive, Suite 600, West Palm Beach, Florida 33401. You may attend the Special Meeting in person or telephonically by dialing in toll free at (xxx) xxx-xxxx, or if calling from outside the United States, at (xxx) xxx-xxxx. The formal Notice of Special Meeting is set forth in the enclosed material.

The matters expected to be acted upon at the Special Meeting are described in the attached Proxy Statement. Holders (“Public Warrant Holders”) of record of Simplicity’s publicly issued warrants (“Public Warrants”) issued and outstanding under the Warrant Agreement, dated August 16, 2017, by and between Continental Stock Transfer & Trust Company and Simplicity (“Warrant Agreement”) at the close of business on June 20, 2019 (the “Record Date”) are entitled to vote at the Special Meeting. At the Special Meeting, Public Warrant Holders will have the opportunity to ask questions and comment on our business operations.

It is important that your views be represented. If you request a proxy card, please mark, sign and date the proxy card when received and return it promptly in the self-addressed, stamped envelope we will provide. No postage is required if this envelope is mailed in the United States. You also have the option of voting your proxy via the Internet at www.proxyvote.com or by calling toll free via a touch-tone phone at (xxx) xxx-xxxx. Proxies submitted by telephone or over the Internet must be received by 11:59 p.m., Eastern Time, on August 17, 2019. Although we encourage you to complete and return a proxy prior to the Special Meeting to ensure that your vote is counted, you can attend the Special Meeting and cast your vote in person. If you vote by proxy and also attend the Special Meeting, there is no need to vote again at the Special Meeting unless you wish to change your vote.

We appreciate your investment in Simplicity Esports and Gaming Company and urge you to cast your vote as soon as possible.

Notice to Private Warrant Holders: This is not a notice of a meeting of the holders (“Private Warrant Holders”) of privately issued warrants (“Private Warrants”), issued and outstanding under the Warrant Agreement, and no Private Warrant Holders’ Meeting will be held to consider any matter described herein. This proxy statement is being furnished to Private Warrant Holders solely for the purpose of informing the Private Warrant Holders of the matters described herein. We are not asking for a proxy from the Private Warrant Holders and the Private Warrant Holders are requested not to send us a proxy, except to the extent the Private Warrant Holders are Public Warrant Holders.

Sincerely,

/s/ Jed Kaplan
Chief Executive Officer

SIMPLICITY ESPORTS AND GAMING COMPANY

7000 W. Palmetto Park Road, Suite 210

Boca Raton, Florida 33433

NOTICE OF SPECIAL MEETING OF PUBLIC WARRANT HOLDERS

The Special Meeting of Public Warrant Holders of Simplicity Esports and Gaming Company (“Simplicity”) will be held at the offices of Anthony L.G., PLLC, 625 N. Flagler Drive, Suite 600, West Palm Beach, Florida 33401 on Sunday, August 18, 2019, beginning at 10:00 a.m., Eastern Time, for the following purposes:

1.	to amend the Warrant Agreement, dated August 16, 2017, by and between Continental Stock Transfer & Trust Company and Simplicity (“Warrant Agreement”), in order (1) to reduce the exercise price of publicly and privately issued warrants, issued and outstanding under the Warrant Agreement (“Warrants”), from $11.50 per share to $4.00 per share, subject to adjustment (the “Exercise Price Adjustment”) and (2) to revise the redemption provisions of the Warrants to provide that we may only redeem each Warrant in whole at a price of $0.10 per Warrant upon a minimum of 30 days’ written notice of redemption if, and only if, the last sale price of the Company’s common stock equals or exceeds $7.00 per share (as opposed to the current $21.00 per share) for any 20 trading days within a 30-trading day period (the “Redemption Threshold Adjustment”) – this proposal is referred to as the “warrant amendment proposal”; and

2.	to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, we are not authorized to consummate the warrant amendment proposal—this proposal is referred to as the "adjournment proposal."

The Board of Directors has fixed the close of business on June 20, 2019 (the “Record Date”) as the record date for determining the holders (“Public Warrant Holders”) of the publicly issued warrants, issued and outstanding under the Warrant Agreement (“Public Warrants”), entitled to notice of and to vote at the Special Meeting.

A list of Public Warrant Holders of record as of the Record Date shall be open to the examination of any Public Warrant Holder for any purpose germane to the Special Meeting for a period of at least 10 days prior to the Special Meeting during ordinary business hours, at our executive offices, 7000 W. Palmetto Park Road, Suite 210, Boca Raton, Florida 33433, and will be available for inspection at the offices of Anthony L.G., PLLC, 625 N. Flagler Drive, Suite 600, West Palm Beach, Florida 33401 during the course of the Special Meeting by any Public Warrant Holder present at the Special Meeting.

Notice to Private Warrant Holders: This is not a notice of a meeting of the holders (“Private Warrant Holders”) of privately issued warrants (“Private Warrants”), issued and outstanding under the Warrant Agreement, and no Private Warrant Holders’ Meeting will be held to consider any matter described herein. This proxy statement is being furnished to Private Warrant Holders solely for the purpose of informing the Private Warrant Holders of the matters described herein. We are not asking for a proxy from the Private Warrant Holders and the Private Warrant Holders are requested not to send us a proxy, except to the extent the Private Warrant Holders are Public Warrant Holders.

By order of the Board of Directors,

/s/ Jed Kaplan
Chief Executive Officer

July 22, 2019

Please mark, sign and date the enclosed proxy card and

return it promptly in the enclosed self-addressed, stamped envelope.

To vote via the Internet or telephone:

Internet: www.proxyvote.com

Phone: (xxx) xxx-xxxx

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SIMPLICITY ESPORTS AND GAMING COMPANY

7000 W. Palmetto Park Road, Suite 210

Boca Raton, Florida 33433

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Simplicity Esports and Gaming Company, a Delaware corporation (the “Company,” “we,” “our” or “us”), of proxies to be voted at our Special Meeting of Public Warrant Holders (the “Special Meeting”) and at any adjournment or postponement of the Special Meeting. The Special Meeting will take place on Sunday, August 18, 2019, beginning at 10:00 a.m., Eastern Time, at the offices of Anthony L.G., PLLC, 625 N. Flagler Drive, Suite 600, West Palm Beach, Florida 33401.

This Proxy Statement, the Notice of Special Meeting, and accompanying proxy are being furnished to holders (“Public Warrant Holders”) of our publicly issued warrants (“Public Warrants”) issued and outstanding under the Warrant Agreement (as described below), on or about July 22, 2019. Web links and addresses contained in this Proxy Statement are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

1.	Which items will be voted on at the Special Meeting?

Public Warrant Holders will vote on the following items at the Special Meeting:

a.	to amend the Warrant Agreement, dated August 16, 2017, by and between Continental Stock Transfer & Trust Company and Simplicity, in order (1) to reduce the exercise price of publicly and privately issued warrants (“Warrants”) issued and outstanding under the Warrant Agreement from $11.50 per share to $4.00 per share, subject to adjustment (the “Exercise Price Adjustment”) and (2) to revise the redemption provisions of the Warrants to provide that we may only redeem each warrant in whole at a price of $0.10 per warrant upon a minimum of 30 days’ written notice of redemption if, and only if, the last sale price of the Company’s common stock equals or exceeds $7.00 per share (as opposed to the current $21.00 per share) for any 20 trading days within a 30-trading day period (the “Redemption Threshold Adjustment”); and

b.	to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, we are not authorized to consummate the warrant amendment proposal.

2.	How does the Board of Directors recommend I vote on each of the proposals presented in this Proxy Statement?

The Board of Directors recommends a vote FOR each of Proposals 1 and 2.

3.	Who is entitled to vote at the Special Meeting?

Public Warrant Holders as of June 20, 2019 (the “Record Date”) are entitled to receive the Notice of Special Meeting and to vote their Public Warrants at the Special Meeting. Public Warrant Holders are entitled to one vote for each Public Warrant held of record on the Record Date.

4.	How many shares of common stock are outstanding?

As of the Record Date, there were _____________ Public Warrants issued and outstanding under the Warrant Agreement and entitled to be voted at the Special Meeting.

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5.	What is the difference between holding Public Warrants as a Public Warrant Holder of record and as a beneficial owner?

If your Public Warrants are registered in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are the “warrant holder of record” of those Public Warrants. This Notice of Special Meeting and Proxy Statement and any accompanying materials have been provided directly to you by Simplicity Esports and Gaming Company

If your Public Warrants are held through a broker, bank or other holder of record, you hold your Public Warrants in “street name” and you are considered the “beneficial owner” of those Public Warrants. This Notice of Special Meeting and Proxy Statement and any accompanying documents have been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your Public Warrants by using the voting instruction card or by following their instructions for voting by telephone or on the Internet. Absent instructions from you, under applicable regulatory requirements, your broker may not vote your Public Warrants on any of the proposals to be voted on at the Special Meeting. Please be sure to provide instructions to your broker so that your Public Warrants may be voted at the Special Meeting.

6.	How do I vote?

You may vote using any of the following methods:

By mail

Complete, sign and date the accompanying proxy or voting instruction card and return it in the prepaid envelope. If you are a Public Warrant Holder of record and return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the Public Warrants represented by your proxy card as recommended by the Board of Directors.

By telephone or on the Internet

We have established telephone and Internet voting procedures for Public Warrant Holders of record. These procedures are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded. Telephone and Internet voting facilities for Public Warrant Holders of record will be available 24 hours a day until 11:59 p.m., Eastern Time, on August 17, 2019.

The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. We therefore recommend that you follow the voting instructions in the materials you receive.

If you vote by telephone or on the Internet, you do not have to return your proxy or voting instruction card.

Telephone. You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your Warrants and confirm that your instructions have been properly recorded.

Internet. The website for Internet voting is www.proxyvote.com. Please have your proxy card handy when you go to the website. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.

In person at the Special Meeting

Public Warrant Holders who attend the Special Meeting may vote in person at the Special Meeting. You may also be represented by another person at the Special Meeting by executing a proper proxy designating that person. If you are a beneficial owner of Public Warrants, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of election with your ballot to be able to vote at the Special Meeting.

Your vote is important. Please complete your proxy card promptly to ensure that your vote is received timely.

7.	What can I do if I change my mind after I vote?

If you are a Public Warrant Holder of record, you can revoke your proxy before it is exercised by:

●	Giving written notice to the Corporate Secretary of the Company;
●	Delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or
●	Voting by ballot at the Special Meeting.

If you are a beneficial owner of Public Warrants, you may submit new voting instructions by contacting your broker, bank or other holder of record. All Public Warrants for which proxies have been properly submitted and not revoked will be voted at the Special Meeting.

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8.	Where can I find the voting results?

We intend to announce the preliminary voting results at the Special Meeting and will publish the final results in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission (the “SEC”) no later than four business days following the Special Meeting. If the final voting results are unavailable in time to file a current report on Form 8-K with the SEC within four business days after the Special Meeting, we intend to file a Form 8-K to disclose the preliminary results and, within four business days after the final results are known, will file an additional current report on Form 8-K with the SEC to disclose the final voting results.

9.	What is a quorum for the Special Meeting?

The presence of the holders of ______________ Public Warrants, representing a majority of the Public Warrants issued and outstanding under the Warrant Agreement and entitled to vote at the Special Meeting, in person or represented by proxy, is necessary to constitute a quorum. If you have returned valid proxy instructions or attend the Special Meeting in person, your Public Warrants will be counted for the purpose of determining whether there is a quorum. Proxies that are marked "abstain" and proxies relating to "street name" Public Warrants that are returned to us but marked by brokers as "not voted" will be treated as Public Warrants present for purposes of determining the presence of a quorum on all matters. If there is no quorum, the chairman of the Special Meeting or a majority of the Public Warrants present at the Special Meeting may adjourn the Special Meeting to another date. Abstentions are counted as present and entitled to vote for purposes of determining a quorum.

10.	What are broker non-votes?

Generally, a broker non-vote occurs when a bank, broker or other nominee that holds Public Warrants in “street name” for customers is precluded from exercising voting discretion on a particular proposal because (i) the beneficial owner has not instructed the bank, broker or other nominee how to vote, and (ii) the bank, broker or other nominee lacks discretionary voting power to vote the Public Warrants. A bank, broker or other nominee does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of the Public Warrants.

If the proposals to be acted upon at any meeting include both routine and non-routine matters, the banker, broker or other nominee may turn in a proxy card for uninstructed Public Warrants that vote with respect to routine matters but not with respect to non-routine matters. The “non-vote” with respect to non-routine matters is called a “broker non-vote.” The warrant amendment proposal is considered a non-routine matter. Since there is a non-routine matter being voted on at the Special Meeting, we may have broker non-votes at the Special Meeting. As a result, banks, brokers and other nominees are not allowed to vote on these matters unless they have received voting instructions from the beneficial owner of the Public Warrants. Your bank, broker or other nominee will send you instructions on how you can instruct them to vote on these proposals. If you do not provide voting instructions, your bank, broker or other nominee will not vote your Public Warrants on these proposals.

11.	What are the voting requirements to approve each of the proposals presented in this Proxy Statement?

The approval of the warrant amendment proposal will require the affirmative vote of the holders of 65% of our Public Warrants outstanding on the Record Date. Because this proposal requires 65% of the Public Warrants outstanding for approval, abstentions and Public Warrants not entitled to vote because of a broker non-vote will have the same effect as a vote against this proposal.

The approval of the adjournment proposal will require the affirmative vote of the holders of a majority of our Public Warrants represented and entitled to vote thereon at the meeting. Abstentions are deemed entitled to vote on such proposal. Therefore, they have the same effect as a vote against this proposal. Broker non-votes are not deemed entitled to vote on such proposal and, therefore, they will have no effect on the vote on such proposal.

12.	How will my Public Warrants be voted at the Special Meeting?

At the Special Meeting, the Board of Directors (the persons named in the proxy card or, if applicable, their substitutes) will vote your Public Warrants as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your Public Warrants, your Public Warrants will be voted as the Board of Directors recommends, which is:

●	FOR Proposal 1 (warrant amendment proposal), and
●	FOR Proposal 2 (adjournment proposal).

13.	Could other matters be decided at the Special Meeting?

According to our bylaws, the only business that may be considered at a special meeting is that which is contained in the notice of such meeting. Therefore, only the proposals set forth in this Proxy Statement will be considered at the Special Meeting, and no other business will be presented for consideration at the Special Meeting. Public Warrant Holders are urged to complete, sign, date and return the accompanying proxy card in the enclosed envelope.

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14.	Who will pay for the cost of the Special Meeting and this proxy solicitation?

We will pay the costs associated with the Special Meeting and solicitation of proxies, including the costs of transmitting the proxy materials. In addition to solicitation by mail, our directors, officers and regular employees (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxies and proxy materials to their principals, and we will reimburse them for their expenses. We have retained _________________ to  assist in the mailing, collection and administration of proxies. [We have retained __________  to provide proxy solicitation services in connection with the Special Meeting for which we will pay a fee of approximately $_____.]

MATTERS TO COME BEFORE THE SPECIAL MEETING

THE WARRANT AMENDMENT PROPOSAL

In connection with an Amendment, dated December 20, 2018, among us, Polar Asset Management Partners Inc. (“Polar”), K2 Principal Fund L.P. (“K2”) and an escrow agent, we are proposing an amendment to the Warrant Agreement governing our outstanding publicly and privately issued warrants (“Warrants”) to (i) reduce the exercise price of Warrants issued and outstanding under the Warrant Agreement from $11.50 per share to $4.00 per share, subject to adjustment (the “Exercise Price Adjustment”) and (2) revise the redemption provisions of the Warrants to provide that we may only redeem each Warrant in whole at a price of $0.10 per Warrant upon a minimum of 30 days’ written notice of redemption if, and only if, the last sale price of the Company’s common stock equals or exceeds $7.00 per share (as opposed to the current $21.00 per share) for any 20 trading days within a 30-trading day period (the “Redemption Threshold Adjustment”). A copy of the amendment to the Warrant Agreement is attached hereto as Annex 1 and is incorporated into this proxy statement by reference. Pursuant to the Warrant Agreement between us and Continental Stock Transfer & Trust Company, as warrant agent, the parties thereto, may only amend the Warrant Agreement as described with the consent of the holders of 65% of the then outstanding Public Warrants.

If the warrant amendment proposal is approved, all other terms of the warrants will remain the same. The Public Warrants are not currently exercisable, and will not be exercisable, until a registration statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock underlying the Public Warrants is then effective and a prospectus relating thereto is current. We do not believe there will be any financial impact associated with the amendment to the warrant agreement.

Required Vote

Approval of the warrant amendment proposal requires the affirmative vote of the holders of 65% of the Public Warrants outstanding on the Record Date.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE PUBLIC WARRANT HOLDERS VOTE “FOR” THE APPROVAL OF THE WARRANT AMENDMENTS.

THE ADJOURNMENT PROPOSAL

The adjournment proposal, if adopted, will allow our board of directors to adjourn the special meeting of Public Warrant Holders to a later date or dates to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the warrant amendment proposal. In no event will we adjourn the special meeting or consummate the warrant amendment proposal beyond the date by which it may properly do so under our certificate of incorporation and Delaware law.

In addition to an adjournment of the special meeting upon approval of an adjournment proposal, our board of directors is empowered under Delaware law to postpone the meeting at any time prior to the meeting being called to order. In such event, we will issue a press release and take such other steps as wet believe are necessary and practical in the circumstances to inform our Public Warrant Holders of the postponement.

If the adjournment proposal is not approved by the Public Warrant Holders, our board of directors may not be able to adjourn the special meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the warrant amendment proposal.

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Required Vote

Adoption of the adjournment proposal requires the affirmative vote of a majority of the issued and outstanding warrants represented in person or by proxy at the meeting and entitled to vote thereon. Adoption of the adjournment proposal is not a condition to or conditioned upon the adoption of any of the other proposals.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR PUBLIC WARRANT HOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

REASONS FOR PUBLIC WARRANT HOLDER APPROVAL

The amendment to the Warrant Agreement is being sought in connection with an Amendment, dated December 20, 2018, among us, Polar Asset Management Partners Inc. (“Polar”), K2 Principal Fund L.P. (“K2”) and an escrow agent, pursuant to which stock purchase agreements with Polar and K2 were amended and we agreed to amend our outstanding Warrants as set forth in the warrant amendment proposal. Pursuant to the Warrant Agreement, dated August 16, 2017, between us and Continental Stock Transfer & Trust Company, as warrant agent, the parties thereto, may only amend the Warrant Agreement with the consent of the holders of 65% of the then outstanding Public Warrants.

OTHER MATTERS

According to our bylaws, the only business that may be considered at a special meeting is that which is contained in the notice of such meeting. Therefore, only the proposals set forth in this Proxy Statement will be considered at the Special Meeting, and no other business will be presented for consideration at the Special Meeting. Public Warrant Holders are urged to complete, sign, date and return the accompanying proxy card in the enclosed envelope.

ANNUAL REPORT

We will provide, without charge, on the written request of any stockholder, a copy of our Annual Report on Form 10-K for the year ended May 31, 2019, including the financial statements filed as part of the Annual Report (the “2018 Form 10-K”). Requests should be directed to our Corporate Secretary by phone at (855) 345-9467 or by mail to Simplicity Esports and Gaming Company, 7000 W. Palmetto Park Road, Suite 210, Boca Raton, Florida 33433. We will provide copies of the exhibits to the 2018 Form 10-K upon payment of a nominal fee to cover the reasonable expenses of providing those exhibits. Requests should be directed to our Corporate Secretary The 2018 Form 10-K and the exhibits thereto also are available free of charge from the SEC’s website (http://www.sec.gov.).

By Order of the Board of Directors,

/s/ Jed Kaplan
Chief Executive Officer

July 22, 2019

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PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SIMPLICITY ESPORTS AND GAMING COMPANY

The Board of Directors recommends you vote FOR Proposal 1:

The Board of Directors recommends you vote FOR Proposal 2:

NOTE: The Public Warrants represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Public Warrant Holder(s) and, in the discretion of the proxies, upon such other business as may properly come before the Special Meeting. If no direction is made, this proxy will be voted FOR items 1 and 2.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SIMPLICITY ESPORTS AND GAMING COMPANY

Special Meeting of Public Warrant Holders

August 18, 2019

This Proxy is Solicited on Behalf of the Board of Directors

The Public Warrant Holder(s) hereby appoint(s) Jed Kaplan and Roman Franklin, and each of them, as proxies, each with the power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the Public Warrants of Simplicity Esports and Gaming Company (the “Company”) that the Public Warrant Holder(s) is/are entitled to vote at the Special Meeting of Public Warrant Holders to be held at 10:00 a.m., Eastern Time, on August 18, 2019, at the offices of Anthony L.G., PLLC, 625 N. Flagler Drive, Suite 600, West Palm Beach, Florida 33401 and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE PUBLIC WARRANT HOLDERS). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING

THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side